Exhibit 10.20

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of July 9, 2008, is made between VIVENDI GAMES, INC., a Delaware corporation (the “Assignor”) and ACTIVISION, INC., a Delaware corporation (also known as ACTIVISION BLIZZARD, INC., the “Assignee”).

RECITALS

The Assignor and the Assignee have entered into that certain Business Combination Agreement, dated as of December 1, 2007 (the “BCA”), pursuant to which, among other things, the Assignor has agreed to assign to Assignee and the Assignee has agreed to assume from the Assignor the Assignor’s rights, duties and obligations under the employment agreements listed in Exhibit A attached hereto after the closing of the transactions contemplated by the BCA (the “Employment Agreements”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             The Assignee hereby agrees to pay, discharge, perform or otherwise satisfy, and assumes and agrees to be bound by, all obligations of the Assignor under the Employment Agreements.

2.             The Assignor hereby contributes, conveys, transfers and assigns to the Assignee all of the Assignor’s rights, duties and obligations under the Employment Agreements.

3.             Nothing in this Agreement shall alter any liability or obligation of the Assignor or the Assignee arising under the BCA.

4.             This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.             This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York.

6.             This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement as of the date first written above.

VIVENDI GAMES, INC.

By:	/s/ Bruce L. Hack
	Name:	Bruce L. Hack
	Title:	Chief Executive Officer

ACTIVISION, INC.

By:	/s/ Robert A. Kotick
	Name:	Robert A. Kotick
	Title:	Chief Executive Officer

[Signature Page to Assignment and Assumption Agreement]

EXHIBIT A

EMPLOYMENT AGREEMENTS

1.

Letter agreement, dated December 1, 2007, by and between Vivendi Games, Inc. and Michael Morhaime providing for Mr. Morhaime’s employment as President and Chief Executive Officer of Blizzard Entertainment, Inc.

2.	Letter agreement, dated December 1, 2007, by and between Vivendi Games, Inc. and Paul Sams providing for Mr. Sams’ employment as Chief Operating Officer of Blizzard Entertainment, Inc.

3.

Letter agreement, dated December 1, 2007, by and between Vivendi Games, Inc. and Frank Pearce providing for Mr. Pearce’s employment as Executive Vice President, Product Development of Blizzard Entertainment, Inc.

4.	Letter agreement, dated December 1, 2007, by and between Vivendi Games, Inc. and Robert Pardo providing for Mr. Pardo’s employment as Senior Vice President, Game Design of Blizzard Entertainment, Inc.

5.

Letter agreement, dated December 1, 2007, by and between Vivendi Games, Inc. and Christopher Metzen providing for Mr. Metzen’s employment as Vice President, Creative Development of Blizzard Entertainment, Inc.

6.	Letter agreement, dated December 1, 2007, by and between Vivendi Games, Inc. and Neal Hubbard providing for Mr. Hubbard’s employment as Vice President, Global Marketing of Blizzard Entertainment, Inc.

7.

Letter agreement, dated June 25, 2008, by and between Vivendi Games, Inc. and Robert Bridenbecker providing for Mr. Bridenbecker’s employment as Vice President, Online Technologies of Blizzard Entertainment, Inc.

8.

Letter agreement, dated June 25, 2008, by and between Vivendi Games, Inc. and Michael Ryder providing for Mr. Ryder’s employment as Vice President and Executive Managing Director, International Operations of Blizzard Entertainment, Inc.